UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2020

Commission File Number: 00115757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	330224167
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13500 Evening Creek Drive N , Suite 550, San Diego, California 92128
(Address of principal executive offices)

858-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
	IWSY	N/A

Item 1.01     Entry into a Material Definitive Agreement.

On April 28, 2020 (the "Execution Date"), ImageWare Systems, Inc. (the "Company") entered into a purchase agreement, dated as of the Execution Date (the "Purchase Agreement"), and a registration rights agreement, dated as of the Execution Date (the "Registration Rights Agreement"), with Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to which Lincoln Park has committed to purchase up to $10,250,000 of the Company's common stock, $0.01 par value per share (the "Common Stock").

Under the terms and subject to the conditions of the Purchase Agreement, including stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of the Company’s capital stock to 350 million shares, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10,250,000 worth of shares of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company's sole discretion, over the 24-month period commencing on the date that a registration statement covering the resale of shares of Common Stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied, all of which are outside the control of Lincoln Park (such date on which all of such conditions are satisfied, the "Commencement Date"). The Company has 30 business days to file the registration statement from the Execution Date.

Under the Purchase Agreement, on any business day over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (each, a "Purchase Notice") directing Lincoln Park to purchase up to 125,000 shares of Common Stock per business day, which increases to up to 425,000 shares in the event the price of the Company’s Common Stock is not below $0.40 per share (the "Regular Purchase") (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park's maximum commitment in any single Regular Purchase may not exceed $500,000. The Purchase Agreement provides for a purchase price per Purchase Share (the "Purchase Price") equal to the lesser of:

●	the lowest sale price of the Company's Common Stock on the purchase date; and

●
the average of the three lowest closing sale prices for the Company's Common Stock during the fifteen consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which the Company submits a Purchase Notice to Lincoln Park, the Company also has the right, in its sole discretion, to present Lincoln with an accelerated purchase notice (each, an "Accelerated Purchase Notice") directing Lincoln Park to purchase an amount of stock (the "Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares of Common Stock purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate shares of the Company's Common Stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed (such period of time on the applicable Accelerated Purchase Date, the "Accelerated Purchase Measurement Period"), provided that Lincoln Park will not be required to buy shares of Common Stock pursuant to an Accelerated Purchase Notice that was received by Lincoln Park on any business day on which the last closing trade price of the Company's Common Stock on the OTC Markets (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 per share. The purchase price per share of Common Stock for each such Accelerated Purchase will be equal to the lesser of:

●	95% of the volume weighted average price of the Company's Common Stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and

●	the closing sale price of the Company's Common Stock on the applicable Accelerated Purchase Date.

The Company may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an amount of stock (the "Additional Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate number of shares of the Company's Common Stock traded during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement (such period of time on the applicable Additional Accelerated Purchase date, the "Additional Accelerated Purchase Measurement Period"), provided that the closing price of the Company's Common Stock on the business day immediately preceding such business day is not below $0.25 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). Additional Accelerated Purchases will be equal to the lower of:

●
95% of the volume weighted average price of the Company's Common Stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●
the closing sale price of the Company's Common Stock on the applicable Additional Accelerated Purchase date.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed that number which, together with Lincoln Park’s then current holdings of Common Stock, exceed 4.99% of the Common Stock outstanding immediately prior to the delivery of the Purchase Notice.

Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock.

The Company has agreed with Lincoln Park that it will not enter into any "variable rate" transactions with any third party for a period defined in the Purchase Agreement.

The Company issued to Lincoln Park 2,500,000 shares of Common Stock as commitment shares in consideration for entering into the Purchase Agreement on the Execution Date.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, subject to the survival of certain provisions set forth in the Purchase Agreement. During any "event of default" under the Purchase Agreement, all of which are outside of Lincoln Park's control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate.

Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has no right to require any sales by the Company but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company's shares.

In connection with the execution of the Purchase Agreement, the Company sold, and Lincoln Park purchased, 1.0 million shares of Common Stock for a purchase price of $100,000 (“Original Purchase”).

Lincoln Park represented to the Company, among other things, that it was an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 8.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K. The net proceeds under the Purchase Agreement to the Company, other than the Original Purchase, will depend on the frequency and prices at which the Company sells shares of its Common Stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement, including proceeds from the Original Purchase, will be used for general corporate purposes.

Item 8.01 Other Events

Triton Financing

As previously disclosed by the Company on its Current Report on Form 8-K filed February 27, 2020, the Company entered into a securities purchase agreement (the "Agreement") with Triton Funds LP, a Delaware limited partnership ("Triton"), which Agreement provides the Company the right to sell to Triton, and Triton is obligated to purchase, up to $2.0 million worth of shares of the Company's Common Stock under the Agreement.

On April 29, 2020, the Company closed on the offer and sale to Triton of 6.0 million shares of Common Stock resulting in gross proceeds to the Company of $765,000, or a per share purchase price of $0.13 per share. The offering follows the offer and sale to Triton of 4.0 million shares of Common Stock for $0.16 per share, which offering closed on April 15, 2020, resulting in gross proceeds to the Company of $640,000.

The Common Stock sold to Triton in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 2018 and declared effective by the SEC on July 10, 2018 (File No. 333-225935), and the base prospectus dated as of July 10, 2018 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Stock.

Management Financing.

Two members of the Company’s Board of Directors, Messrs. Neal Goldman and James Miller, advanced $450,000 and $100,000, respectively, to the Company. In consideration for the advances, the Company expects to issue to Messrs. Goldman and Miller convertible promissory notes convertible into shares of the Company’s Common Stock at $0.16 per share. In addition, Dana Kammersgard, also a member of the Board of Directors, advanced $360,000 to the Company, pursuant to a factoring arrangement collateralized by certain receivables of the Company totaling approximately $500,000. Amounts advanced by Mr. Kammersgard are due within seven days of collection by the Company of the factored accounts.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, dated April 28, 2020.
10.2	Registration Rights Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, dated April 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date: April 30, 2020	By: /s/ Wayne Wetherell Name: Wayne Wetherell Title: Chief Financial Officer